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                              AMENDED AND RESTATED
                                SGV BANCORP, INC.
                           CHANGE IN CONTROL AGREEMENT


      This AGREEMENT ("Agreement") is made effective as of June 28, 1995, and amended and restated as of ______________, 1998, by and between SGV Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware, with its office at 225 North Barranca Street, West Covina, California, and __________________ ("Executive"). The term "Association" refers to First Federal Savings and Loan Association of San Gabriel Valley, the wholly-owned subsidiary of the Holding Company or any successor thereto.

      WHEREAS, the Holding Company recognizes the substantial contribution Executive has made to the Holding Company and wishes to protect her position therewith for the period provided in this Agreement; and

      WHEREAS, Executive has agreed to serve in the employ of the Holding Company or an affiliate thereof.

      NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.    TERM OF AGREEMENT.
      -----------------

      The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of twenty-four (24) full calendar months thereafter (the "initial term"). Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the board of directors of the Holding Company (the "Board") may extend the Agreement an additional year such that the remaining term of the Agreement shall be twenty-four (24) full calendar months. The Board will review the Agreement and Executive's performance at least annually for purposes of determining whether to extend the Agreement and the results of such review shall be included in the minutes of the Board's meeting. The Board shall give notice to the Executive as soon as possible after such review as to whether the Agreement is to be extended. Notwithstanding any other provision of the Agreement, however, in the event of a Change in Control as hereinafter defined in Section 2(b) of this Agreement, the Agreement shall be automatically renewed such that the initial term of the Agreement shall commence on the date the Change in Control occurs and the term of the Agreement shall end on the date twenty-four (24) full calendar months thereafter.


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2.    CHANGE IN CONTROL.
      -----------------

      (a) Upon the occurrence of a Change in Control of the Holding Company (as herein defined in Section 2(b)) followed at any time during the term of this Agreement by the termination of Executive's employment, other than for Cause, as defined in Section 2(c) hereof, the provisions of Section 3 shall apply. Upon the occurrence of a Change in Control, Executive shall have the right to elect to voluntarily terminate her employment at any time during the term of this Agreement.

      (b) For purposes of this Agreement, a "Change in Control" of the Association or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control of the Association or the Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Association or the Holding Company representing 20% or more of the Association's or the Holding Company's outstanding securities except for any securities of the Association purchased by the Holding Company in connection with the conversion of the Association to the stock form and any securities purchased by any employee benefit plan of the Association, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by a Nominating Committee solely composed of members who are serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Holding Company or similar transaction occurs or is effectuated in which the Association or Holding Company is not the resulting entity, or (D) a proxy statement is distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or
consolidation   of  the  Holding  Company  or  Association   with  one  or  more
corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Association or the Holding Company shall be distributed, or (E) a tender offer is made and accepted for 20% or more of the voting securities of the Association or Holding Company then outstanding.

      (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination

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because of Executive's  personal dishonesty,  willful misconduct,  any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement that results in a material loss to the Association or the Holding Company. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to her a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for her, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options and related limited rights granted to Executive under any stock option plan, or any unvested awards granted to Executive under any stock benefit plan of the Holding Company or its subsidiaries, shall become null and void effective upon Executive's receipt of Notice of Termination For Cause pursuant to Section 8 hereof, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination For Cause.

3.    TERMINATION BENEFITS.
      --------------------

      (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Termination for Cause, the Holding Company shall pay to Executive, or in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be, as severance pay or liquidated damages or both, a sum equal to two (2) times Executive's highest annual compensation for the last 5 years. Such annual compensation shall include base salary, commissions, bonuses, contributions or accruals on behalf of Executive to any pension and profit sharing plan, any benefits to be paid or received under any stock-based benefit plan, severance payments, directors or committee fees and fringe benefits paid to Executive during such years. At the election of Executive which election is to be made prior to a Change in Control, such payment shall be made in a lump sum. In the event that no election is made, payment to Executive will be made on a monthly basis in approximately equal installments during the remaining term of this Agreement.

      (b) Upon the occurrence of a Change in Control of the Association or the Holding Company followed at any time during the term of this Agreement by Executive's termination of employment, other than for Termination for Cause, the Holding Company shall cause to be continued for the Executive and her previously covered dependents life, medical, dental and disability coverage that the Executive agrees is substantially equivalent to the coverage maintained by the Association for Executive and her dependents prior to her termination at no cost to the Executive. Such coverage and payments shall cease upon expiration of twenty-four (24) full calendar months following the Date of Termination.


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      (c) In each  calendar  year that the  Executive  is  entitled  to  receive payments or benefits under the provisions of the Agreement, the Holding Company shall determine if an excess parachute payment (as defined in Section 4999 of the Internal Revenue Code of 1986, as amended, and any successor provision thereto, (the "Code")) exists. Such determination shall be made after taking any reductions permitted pursuant to Section 280G of the Code and the regulations thereunder. Any amount determined to be an excess parachute payment after taking into account such reductions shall be hereafter referred to as the "Initial Excess Parachute Payment". As soon as practicable after a Change in Control, the Initial Excess Parachute Payment shall be determined. Upon the Date of Termination following a Change in Control, the Holding Company shall pay the Executive, subject to applicable withholding requirements under applicable state or federal law, an amount equal to:

      (1) twenty (20) percent of the Initial Excess Parachute Payment (or such other amount equal to the tax imposed under Section 4999 of the
            Code); and

      (2) such additional amount (tax allowance) as may be necessary to compensate the Executive for the payment by the Executive of state and local and federal income and excise taxes on the payment provided under clause (1) and on any payments under this Clause (2). In computing such tax allowance, the payment to be made under Clause
            (1) shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                    Tax Rate
            GUP  =  __________

                    1- Tax Rate

            The "Tax Rate" for purposes of computing the GUP shall be the sum of the highest marginal federal and state and local income and employment-related tax rates, including any applicable excise tax rates, applicable to the Executive in the year in which the payment under Clause (1) is made.

      (3) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which the Executive is a party that the excess parachute payment as defined in Section 4999 of the Code, reduced as described above, is more than the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment") then the Holding Company's independent accountants shall determine the amount (the "Adjustment Amount") the Holding Company must pay to the Executive in order to put the Executive in the same position as the Executive would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, independent accountants of the Holding Company shall take into account any and all taxes (including any penalties and interest) paid by or for the Executive or refunded to the Executive or for the Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Holding Company shall pay the

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Adjustment  Amount to the Executive.  In no event  however,  shall the Executive make any payment under this paragraph to the Holding Company.

4.    NOTICE OF TERMINATION.
      ---------------------

      (a) Any purported termination by the Holding Company, or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

      (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given); provided, however, that if a dispute regarding the Executive's termination exists, the "Date of Termination" shall be determined in accordance with Section 8(c) of this Agreement.

      (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.
Notwithstanding the pendency of any such dispute, the Holding Company will continue to pay Executive her full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to her current annual salary) and continue her as a participant in all compensation, benefit and insurance plans in which she was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section 4(c) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

5.    SOURCE OF PAYMENTS.
      ------------------

      It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Holding Company. Further, the Holding Company guarantees such payment and provision of all amounts and benefits due hereunder to Executive and, if such amount and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid and provided by the Holding Company.


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6.    EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.
      -----------------------------------------------------

      This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Holding Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to her without reference to this Agreement.

      Nothing in this Agreement shall confer upon Executive the right to continue in the employ of the Holding Company or shall impose on the Holding Company any obligation to employ or retain Executive in its employ for any period.

7.    NO ATTACHMENT.
      -------------

      (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

      (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Holding Company and their respective successors and assigns.

8.    MODIFICATION AND WAIVER.
      -----------------------

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.    REINSTATEMENT OF BENEFITS UNDER ASSOCIATION AGREEMENT.
      -----------------------------------------------------

      In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice described in Section 9(b) of the Change-in-Control Agreement between Executive and the Association dated June 28, 1995 and amended and restated as of _________________, 1998 (the "Association Agreement") during the term of this Agreement and a Change in Control, as defined herein, occurs the Holding Company will assume its obligation

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to pay and Executive will be entitled to receive all of the termination benefits provided for under Section 3 of the Association Agreement upon the notification of the Holding Company of the Association's receipt of a dismissal of charges in the Notice.

10.   EFFECT OF ACTION UNDER ASSOCIATION AGREEMENT.
      --------------------------------------------

      Notwithstanding any provision herein to the contrary, to the extent that payments and benefits are paid to or received by Executive under the Association Agreement between Executive and Association, the amount of such payments and benefits paid by the Association will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement.

11.   SEVERABILITY.
      ------------

      If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

12.   HEADINGS FOR REFERENCE ONLY.
      ---------------------------

      The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

13.   GOVERNING LAW.
      -------------

      The  validity,  interpretation,   performance,  and  enforcement  of  this
Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflict of laws of the State of Delaware.

14.   ARBITRATION.
      -----------

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty (50) miles from the location of the Holding Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.


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15.   PAYMENT OF LEGAL FEES.
      ---------------------

      All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Holding Company if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

16.   INDEMNIFICATION.
      ---------------

      The Holding Company shall provide Executive (including her heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and her heirs, executors and administrators) to the fullest extent permitted under Delaware law and (as provided in the Holding Company's Certificate of Incorporation) against all expenses and liabilities reasonably incurred by her in connection with or arising out of any action, suit or proceeding in which she may be involved by reason of her having been a director or officer of the Holding Company (whether or not she continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

17.   SUCCESSOR TO THE HOLDING COMPANY.
      --------------------------------

      The Holding Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association or the Holding Company, expressly and unconditionally to assume and agree to perform the Holding Company's obligations under this Agreement, in the same manner and to the same extent that the Holding Company would be required to perform if no such succession or assignment had taken place.


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                                  SIGNATURES


      IN WITNESS WHEREOF, SGV Bancorp, Inc. has caused this amended and restated Agreement to be executed by its duly authorized officer, and Executive has signed this amended and restated Agreement, on the _____ day of _________________, 1998.

ATTEST:                                   SGV BANCORP, INC.


__________________________________        By: __________________________________
Secretary                                     For the Entire Board of Directors


WITNESS:


___________________________________       ______________________________________





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